Exhibit 13.2

Lauren: Hi, everyone. Thank you for taking the time to join us today for our Reg A+ plus webinar featuring Monogram Orthopedics, Winc, Graze and NowRx. My name is Lauren and I'm part of the venture growth team here at SeedInvest.

00:16 We are very excited to have these four companies here with us today. As a reminder if you have any specific questions that you would like for the companies to answer, feel free to type them into the questions box on the right hand side of the control panel.

With that I will hand it over to our first presenter, Ben, CEO of Monogram, a company developing high precision surgical implants.

Ben: 00:35 Thanks Lauren and thanks everyone for joining us this afternoon. I really appreciate your time and interest in the Monogram story. We think it's very compelling. It's only becoming more and more attractive as our technology grows and I'm very excited to share with you what we're working on and our plans to destruct the massive orthopedic market.

So let's jump right in. 01:04 So to kick things, off human beings are not all the same. In fact, we're all very different. Some of us need diets. Some of us are thinner. Some of us are heavier. It turns out that our bones aren't all the same. In the same way that everyone has a unique fingerprint everybody's bone shape is different and everybody’s bone shape is organic and nonlinear and not kind of straight, triangles and linear shapes. So why is it that when you look at generic implants today they all generally look the same? They’re almost indistinguishable from one another. They’re very linear. They’re very nonorganic. You wouldn’t wear shoes that didn’t fit right or that were kind of all the same on nonconforming or not the right size. But today implants can last for 20-30 years and they remain generic.

01:58 Where we are today is a little bit like where the television was, kind of going back a number of decades. Things are good. They work fairly well. But there’s opportunity for massive improvement in this market and we’re planning to do that,

02:16 When you look at clinically what's happening, there’s actually quite a few clinical issues that remain. The biggest ones for hips relate to how the procedure is actually executed. So the way that a hip is actually inserted, is it’s literally hammered in with a broach and hammer-type mechanism. Broaches are incrementally larger in size and what that results in is complications like fracture. There can be poor alignment. Twenty percent of patients come out of procedures with uneven legs. They're just not perfect procedures and that’s evident in the rate of readmission, which is between eight to thirteen percent depending on your data source.

02:56 Similarly for knees, the surveys of patients who have had knee replacements, are not favorable for the procedure. One in five patients are not satisfied with the results of their total knee replacement. Thirty percent of total knee replacements in another survey would not have undergone the surgery knowing what it did for them ten years later. The rate to readmission is slightly low but still high, between seven and eight percent. The leading causes of readmission for knees are slightly different. About half of fifty percent of early revisions are related to mile alignment [...] or failure of fixation. We’ll get into the mechanics of this in a little bit but it’s really in our opinion driven by, going back to those linear shapes, the fact that we’re essentially inserting generic linear implants that are not biologically designed.

03:54

Why is it that technology is where it is today? It’s really because robotics artificial intelligence and 3D printing have not been at a point of maturity where the future of an economic delivery of patient specific implants was possible. But we’re there today. The technologies have all evolved and monogram is really bringing together these three core technologies: robotics, 3D printing and artificial intelligence to make this a reality

04:25

So let’s kind of dive in to how we actually do it. So the Monogram solution starts with a CT scan. So we take a patient CT and this is pretty standard. This is what Mako does. The largest robotics company in the space, and we have sophisticated image processing algorithms that essentially map the anatomy. They’re looking at where the outer cortical wall, where the inner cortical wall is. They’re identifying anatomical landmarks.

04:50

And we’re using all of this data to create an optimized implant and the implant is optimized for insertion. It's optimized for portable contact. It's restoring the center of rotation of the head. It's restoring the expectation of the neck. So there's all of these key features that we are designing custom for each patient using algorithms. 05:12 Now what we do is we take a robot and we insert..we generate a cavity that's perfectly conforming and shaped for that patient specific implant and so we're really talking about high accuracy implants and high accuracy insertion. So effectively, it's a perfect puzzle piece - with everything perfectly conforming and restored within microns of accuracy. 05:35 So that's really the goal of the Monogram solution. Now a lot of people have said to us well you know “why hasn't has been done?” “there's a lot of people that are doing this.” “there's already orthopedic robots in the space.” We agree. We think that robotics are here to stay.05:51 We think it's really a foregone conclusion at this point. There's four publicly traded companies in the orthopedic space that are really kind of really the household names. One of the market leaders, Stryker, has shown just in terms of how much they've outgrown their competition that robot adoption is only continuing to increase and we don't think it's going anywhere. 06:13 So the next generation of this is what is it is naturally implant design for the capabilities robotics and that's what Monogram is really doing. When you look at where robots are today they really have four major issues: they're expensive, they're slow, they're just they're really disruptive for the operating room, they're big...hey use car based navigation, which has an occlusion issues with people walking in front of the cameras. 06:38 The registration which is how the bone is oriented and correlated to the operative plan is slow and then you can just see how crowded the operating room is. You can see this is a Mako arm. You can see how there's only four degrees of freedom of the arm..limited reach. So there's a lot of frenzy happening right now. But we really think that the ultimate future is the solution of Monogram is driving and this is the solution. It's a seven degree of freedom state-of-the-art robot arm, robot mounted cameras with very sophisticated controls. So I'll just kind of give you a sense of what we're doing with our robot today.07:19 You can see how the robot is able to contour in very unique ways and mill very complex cavities. Here we’re just showing the ability to basically execute a navigated cut so the robot is able to track a moving object very accurately. So these are all custom controls that Monogram is using. They're not stocked to the hardware system itself. 07:45 Here you can see how we have an actuated camera system that's maintaining light of sight to what would be the surgical incision and we've used our robot to prepare both our hip and our knee cavities, which we're going to talk about in a little bit. This is just demonstrating that we have the ability to avoid obstacles. 08:08 So all that means is you know today robots are really kind of dumb in the sense that they don't know where the patient is or what the dynamics of the operating room are. We have the ability through the surgery surgeon GUI, that you can see in the bottom right there, to really allow the surgeon to introduce constraints on how the robot is executing a procedure and just gives the surgeon a lot more control. 08:33 The surgeon actually is operating a foot pedal and the foot pedal and rather than controlling the speed of the tool itself, the tool itself is milling at an optimized speed based on the density of what it's milling. The surgeon is controlling the speed of the arm actually moving. I won't get into this too much. It's getting a little in the weeds, but I will say that Monogram is going to be hosting a live event that will be recorded where we get into the really nitty gritty of what we're doing a robot if there's interest but we're really innovating in multiple areas. 09:03 Here we're just going to show a few more elements of the system. So this is the surgeon GUI. This is where the surgeon would generate the preoperative plan. It's really designed to create an optimized plan that the surgeon can then kind of modify based on their expertise. 09:22 But the key point is that the implant is always insertable and it's the cavities can always be milled for our rough by our robot and that's a very non-trivial method math problem that we’ve patented. Here's just more of the implant design.

09:40

So this is an implant that we tested with the University...UCLA orthopedics laboratory and I’m going to get into a little bit of data on that. But essentially our implant is significantly smaller than the generic equivalent it was compared to. But it had 6.3 times more stability and you can see on the right there we were almost able to perfectly restore the center of rotation. Whereas the generic equivalent was quite a bit off. 10:06 So we’ve actually tested our hip implant with the leading institution and the results were very favorable.

10:15 In addition, [...] there are no 3D printed hips on the market. A constraint to date has been whether or not 3D printing is a viable manufacturing method. So we actually, in collaboration with EOS, which is a leading 3d printing company based out of Germany, we tested some sample specimens. Both 7206… ISO 7206, neck and actual compression fatigue test and we successfully passed those tests, which is really a remarkable achievement.

10:50

So we think we've not only validated the potential efficacy of our implant, but we've also, in our opinion, de-risked the manufacturing method. Obviously, there's work that remains but those are our very significant achievements. Furthermore, we also have a patient specific knee, specifically that the tibial component, which is where a lot of the failures in a total knee happen. We tested the knee with the University of Nebraska Medical Center. We tested it against one of the most successful implants in the world. They have over 2 million knees inserted over the past decade and our implant was, in our opinion, showed remarkable improvement over theirs and this was in an optimized test and we can get into what that means later, but we're continuing to test and continuing to make improvements and this was our first prototype of the design. 11:50 We’re obviously optimistic about all of the improvements we're going to be making going forward based on that data. So I've talked a lot about the clinical issues that we're solving and addressing. I just want to say that there is a major, major... this is a massively inefficient market and this alone is very attractive and we're already seeing large companies trying to address this. 12:14 Stryker recently invested several hundred million dollars in a state-of-the-art 3D printing facility… to try and deal with this inventory issue, which is a huge catalyst and tailwind for Monogram given that we're developing what we think will be the most novel 3D printed implants in the world. 12:29 But it just takes a massive amount of inventory to accommodate this business and another additional quick tailwind I would say is that by 2026 there are people saying that fifty percent of procedures will be done in an outpatient center and in an outpatient center those facilities are often smaller and can accommodate all of the inventory demands of a high-volume hospital.

12:52

So we think that implants players are going to get squeezed. The ones that don't actually address the concerns of the inefficiency. So we think that’s all still favorable for Monogram. Just quickly on our technology. So we have five... four patton applications. Those are provisional patent applications and then one patent application. So just to clarify, one patent application...four provisional patent applications filed. You can see them here. They’re disclosed in the 1A that we filed and you can get a sense for what those do. We’ve also conducted freedom top rate and the management team, Doug and I, are quite happy with the results of that search, Happy to discuss more offline as well.

13:38

This is really a pretty exciting slide and this really gets to the point of we’re the only one really doing this. A lot of times we ask “well this makes a lot of sense why is nobody doing it?” the fact is, they aren’t. We know this from...It’s our strong opinion that they aren’t.We know this, we think from the FTO search, as well as just discussions we’ve had with these companies.. where they are today. There’s nobody on the market with patient specific implants with robotic delivery and I should say... reiterate patient specific implants that solve clinical problems. 14:15 So we’re pretty excited about being in the green field. This is kind of a green field opportunity in our view which is pretty exciting.14:25 Here’s a quick snapshot of the team. Doug Unis, our founder, is an associate professor at theIcahn School of Medicine. He’s also the chief of quality improvement at Mount Sanai West. He’s really in the weeds on surgical robotics.Myself, my background is engineering and I worked in the medical device world for some time..selling technologies to large OEMs so this is kind of my world. 14:57 We have a couple of robotics engineers and some software engineers and working really hard to continue to move the ball forward in terms to what we’re doing. I should say that we have three recruiters, in addition to Doug and I full time recruiting. We’re in the process of hiring. Once this Reg A+ kind of gets moving we have a number of candidates so this team will grow quite quickly.

15:24

This is just a quick slide on our plans for kind of the next liquidity events. So our plan with this fundraise is to try and get to between ten and twenty million dollars of revenue. We expect to do that by placing robots at key institutions with early doctors. Doug is giving podium talks nationally and now globally. Interest is growing in the surgeon community and so we’re planning on growing this organically and we will likely have a large fundraise for the equity growth round where we really try and take this to the next level.

16:04

But these are some of the unit economics that you could see on the left. It's a very dependent on the size of the institution, the utilization of the robot and the number of cases that they do a year. But it will give you some flavor of what we're trying to do here. This slide, I do want to be careful this is our development targets and regulatory. Our plan is fully disclosed in the 1A and I would invite you to go and see that. If you go to sec.gov and then search for Monogram Orthopedics Inc in the company search, you'll see our 1A filing there and we describe in detail what our development targets are in our regulatory plan and this is really where I kind of want to just get into the meat of what we're doing. 16:49 We're addressing an 18 billion dollar market. We have novel technology that is becoming increasingly proprietar. We're actively filing patents as quickly as we can and we think we have a solution that addresses clinical problems... addresses business problems and we think that the industry is ripe for disruption. 17:09 So with that I'll turn it back for Q&A and Lauren and if anybody wants any specific details...happy to bring those up.

Lauren: 17:20 Thank you so much Ben. We only have time for one question at this moment since we want to stay on track. One question we have time for right now. Can you talk about who your biggest threat is and if that's a large medical device company that's innovating from within or if it's a smaller company at your stage?

Ben:17:37 Sure. So I guess what I would say is if you look at how the large orthopedic companies operate, at this point, our opinion you know it would be good to talk with other people in terms of their opinion. But the large, very large orthopedic companies in our opinion are not really developing from within. I mean obviously there are organic initiatives going on and there's no way for us to know exactly what's happening. They're very secretive about what they're doing. But I would say that the, in our opinion, the environment is very acquisitive and we think that's largely driven by the fact that most of these companies tend to buy R&D; versus develop it organically. We think in some senses they're victims of their own size and they're pretty beholden to their regulatory departments and initiatives are set in kind of ten-year blocks that are very hard to kind of maneuver and quickly adapt to where the markets moving. But with that said, certainly a large orthopedic company would be the biggest risk. Somebody developing this and even though we're... we think we have really solid IP, obviously while we're kind of still at our early stage... before we're really well capitalized... that's certainly a risk. 19:08 But I will say that we're doing everything we can to protect our ideas and if we can scale quickly, we think that that's kind of our best defense... is getting to kind of critical mass in size. But that's a large orthopedic company kind of trying to squash us.. certainly would be the biggest risk in our opinion.

Lauren: 19:29 Great. Thank you so much Ben. Next up we have Brian Smith from Winc, LA-based, consumer driven wine producer and grape retailer. 19:49 Ryan can you hear us?

Brian: 19:58 Just a moment. Sorry, it just knocked me off my screen. 20:16 Thank you.

Lauren: I just sent you a webcam request too Brian.

Brian: you just sent what?

Lauren: Sent you a webcam request.

Brian: Ok. Is it not showing now? It’s showing main screen to me.

Lauren: 20:34 We can only see your screen. We cannot see your face.Oh perfect. Great.I’ll let you take it away.

Brian: 20:47 Hi. I'm Brian Smith, president and co-founder of Winc. Thanks for taking some time for us today. Excited to be here with you and really excited to share what we think is a pretty exciting opportunity for our customers and investors alike. Winc is a modern winery. It's kind of a new term, so I think it's really helpful to go back to you know the origins of the company and describe some of the innovations and iterations that we've made over the past six years to arrive at this concept. 21:27 When we looked out you know the initial concept and idea for Winc was “how do you make it easier for people to explore?” What is it really, you know relatively complex and diverse category, which is wine right yeah Labels from all over the world, different languages, different grapes.. there are million variables but that exploration of wine that access is one of the most exciting parts of enjoying wine.So how do we make that simple and ultimately how do you make it easy for you know today's consumer and tomorrow's consumer to discover and enjoy great wine. So when we started out the initial iteration of that is we looked at in the market. We said you know “how are people connecting with brands these days?” and if you look at any category, CPG our CBG category, apparel, cosmetics, mattresses... you name it. 22:26 People are generally connecting with brands they love and find affinity for through digital and also through direct to consumer and so the first iteration and the first launch of our concept was initially called Club W and it was the first personalized subscription e-commerce in wine. What we did is we asked a few questions about how you'd like your coffee. Things like that and then added Netflix affinity algorithm that would help introduce new wines that were more of a fit for your palate and you know create engagement and exploration.23:03 That was the kind of the original concept. The original idea is still very much part of our business but we've changed quite a bit since then. The one of the initial realizations is that you know in wine historically it's a very traditional category. It's much slower in terms of innovation. Certainly in terms of connectivity with the customer than other categories and really typical wine processes you know you make something from a specific place. You send it out into the world. It finds the shelf or a restaurant list and you hope to connect with the consumer or you're connecting in a tasting room or on-premise venue. But that's most of the population doesn't have access to that. So what we found is as we started to scale Club W and the subscription ecommerce piece we had a very efficient route to the customer. So we could develop and launch products very quickly and we've also had a really efficient feedback loop from our customers based on that connectivity. 24:12 Our customers are typically consuming their wines shortly after receiving them and we get all sorts of activity from ratings to you know their behavior on the site, velocity of brands, etc. So what the realization was that we had really developed an incredible feedback loop and in a new channel for at home trial for products and so we started towards vertical integration and started to leverage that connectivity. Leverage that speed to market and that feedback loop to develop our own products.

24:46 So we built out our wine team started to go deeper into the vineyards. Created an in-house creative team and brand development team to build brands and launch brands into this audience. Now as we did that the next iteration of our business is you know really focus... we’ve always been focused on the customer. We’ve always been focused on storytelling giving access to the category and through that we have some real you know we had some real winners come out of the early classes of the brands that we launched. These were brands that were high velocity with our DTC customers. 25:25 People were talking about among social media and in many cases they were garnering national prep lifestyle press, wine press. Really we had brands that we had created a ton of buzz around and part of that was just through digital and part of that was buzz with an online-only or direct consumer audience and we felt that these brands really had a right and really had an opportunity to live outside of the direct consumer channel. 25:55 So you can imagine these had been highly rated validated. We probably you know we've optimized the product based on feedback and we really build these brands through at home trial in direct consumer before taking them out into national wholesale and so a couple years ago we started focusing on building out a national wholesale team and expanding into restaurants, retailers and national chains. 26:20 So we have a portfolio of about five brands that are our flagship brands where we're seeing really great growth. We call these consumer led brands because they've really been trialed and tested by the consumer before hitting the shelves and you know an example of this would be summer water, which started at 300 cases at direct consumer a couple of years ago and is now over 40,000 cases a year. 26:46 So we're seeing a lot of success with national retailers and we've also seen some over the last two years. We've seen a premiumisation trend within the direct consumer. So we've actually you know if you look at our financials and look at you know that seeded best page, you'll see that there were some really significant improvements to price and also contribution margin in previous years.

27:16 Today, we feel like this is really we've been building a platform for growth and we believe it's the first tech enabled beverage alcohol platform of its kind, which combines digital expertise and sort of omni-channel brand building. So when we think about future opportunities... it's taken us six years to build this platform. 27:41 When we think about future opportunities we're looking towards new brand development, which I'll share some examples later out in the presentation, scale billing launching and scaling new brands, organic customer acquisition…. so continuing to provide better experiences on the DTC side and expand and spend to acquire customers they're. National wholesale as I mentioned that's been a significant area of investment for us for the last few years. We're really excited about the growth opportunity there and lastly would be strategic acquisitions and I think that the next page will help sort of you know help you guys think about how we're approaching these but we're really looking for brands that have strong founders. Brands that have a strong digital presence or direct consumer presence and wholesale opportunities 28:39 So these are brands that we can plug in to our platform and really take advantage of some synergies and also help expand and accelerate growth of digitally and from wholesale perspective. So I just wanted to share a few numbers where we’re a bit or figures we’re a bit more mature than probably some of the other businesses that you're that you're considering here and viewing. So you know since our launch we've had 169 million in revenue.Pretty strong kegger. Love this one. Over 13 million bottles sold and 3.3 million wine ratings. 29:26 So we really have that just hasn't existed at this scale in the wine space and so we really have unique insights and we feel like we're really you know we're really starting to attack on those and the value of his insights and the value of this model is something that's really scalable in the future. As I mentioned, we're still just getting started on wholesale but we're seeing very encouraging signs in a few short years. We've attracted some really incredible accounts. Really great accounts for brand building and brand recognition. Awesome partners you know expanding our points of distribution and to give you a sense of you know how the flagship brands contribute to our overall revenue... we are seeing a you know a huge increase in what we would call branded revenue. So 45% growth on summer water here over a year now contributes 4.1 million Quality of the Beast is something we're extremely excited about. A little bit slower growth but we're seeing very encouraging signs for this brand that's had two million in climbing 30:36 and you know we'll just love the quote you know how Winc uses millennial feedback to make wines that people go crazy for. That's really at the heart of what we do it. We love for people to go crazy for our products and the connection with that and the trust that we've built is what enables us to continue to innovate. It's helpful to just think about our platform because it is incredibly unique and you know relatively hard to build in the wide space. 31:06 So you know we really value a two-way conversation with the customer and this platform is designed to deliver value in that conversation and also to optimize those touch points and create value long-term for the company. So we really have two sales channels. We have you know Winc membership which it provides first party data, at home trial, speed to market and really is a platform for product innovation and marketing for great experiences and then a national wholesale channel is where we partner with wholesalers restaurants and retailers.31:46 But we've really got an opportunity to expand individual brands and we think that these you know many of the brands in our portfolio in our pipeline have the potential to be you know fifteen thousand to a hundred thousand plus brands over time. What accelerates that brand growth is not only the two channels where we you know sort of interact with our customers, but it's really the platform behind that and this has taken us some time to build. 32:16 But it's proprietary digital data, marketing, production, supply chain and national wholesale and I think what's really interesting and exciting compelling for us is that all of these things are under one roof. We have our own data scientist. We have in-house creative. Marketing performance marketing and digital team and a team of engineers and what happens when you have this integrated platform is you have an ability to optimize. You have an ability to innovate at a rate that is much higher than sort of the competitive set of traditional wineries. 33:00

So we think this is where we're now unlocking a lot of the value out of having this integrated on the channel bottle but it is the platform of future acquisitions and future brand growth and future relationships with the consumer. Just to touch... I touched on this already. The one thing I would point out is a few more of our flagship brands. It's just you can see that increasing flagship brand value that I mentioned. So branded goods, brands that have their own independent enterprise value continue to be a much bigger part of our portfolio. 33:42 It's also important to point out that alcohol brands you know really achieve high revenues. They achieve energy premiums because and that's primarily because historically they're very difficult and very expensive to build. But many of these wines and spirits and other products really were built in the wholesale channel without any assistance or any strategy of the DTC channel or a digital marketing playbook. 34:15 That is common with really any other you know visually data super LED or consumer-facing Brandt. So think [Glausier], Aires... any of these brands have digital capabilities and the ability to market digitally that doesn't exist for the traditional brand. 34:34 So all of the brands that we're building in the portfolio have individual enterprise value and as you know as summer water continues to march towards a hundred thousand cases, this becomes an incredibly valuable asset on its own. If you're not familiar with the alcoholic beverage base, you know there is a fair amount of training and optimization of assets in terms you know with the or by the incumbent portfolios of brands. Whether it is Diaego or Gallo or [...] 35:10 So these things have you know these brands have real value and we feel that you know brands that are connected to the consumer and have a two-way conversation with the consumer are and will be the high velocity and brands of the future. So we think there's a lot of opportunity here and additional value creation outside of revenue. Just to give you a sense of a few upcoming launches that we're doing as I mentioned we have five brands at the market that are growing. We're looking to launch a couple each year. We launched a brand called Keep it Chilled, which tells you exactly what's doing it. It's a red wine that's intended to be consumed cold, which is a new behavior. We've got some great press on it. Launched a chart of membership and it's been incredibly successful. We're also playing in the organic no sulfur space with cherries and rainbows. We're just getting ready to launch this next week and we've got a free strong campaign and actually some super early interest from some of the highest quality and most influential retailers restaurants and then pre-game is another camp project that we're launching where we think we've got a real opportunity to capture you know and he pregame occasion and probably add some some marketing tell that as well. So just to give you a sense... we have more behind this but these will be our upcoming launches that we launch in the next few months.36:45 I think it's important to point out because we are later stage.. We are pre-revenue... we are pre-proof of concept. We have proof of concept and opportunity in front of us and that's really thanks to some incredible investors who've been very lucky to have engaged and supportive investors and I think it is you know the investment in week and the Series D is a really pretty interesting opportunity to invest alongside some really really smart people. Really well known names in the industry... in a business that's got a lot of potential. 37:27 You know we're just to summarize.. we're looking at a serious D it's up to 15 million with a hundred and ten million pre-money valuation. We are again to repeat you know we're kind of looking for brand acquisitions and organic growth over the next few years. Beyond that you know we believe there are a lot of opportunities and total beverage alcohol, however the wine space is a 70 million dollar market. The US market is the largest in the world and the most dynamic and we think that with with some great focus there's a lot of room an addressable market in wine. Ultimately you know we would like and you know our goal is to you know to some degree in control our own destiny we would like to continue to build some great shareholders and continue to build was a fundamentally sound business in the future on the path to IPO and lastly I will open up to questions but I just like to...38:38 you know we were extremely excited about this opportunity to open up our our company to investors and really to customers as well. We think there's a huge opportunity with existing customers that believe in us and are evangelist and we've seen some encouraging signs so far in the reservation period. So you know we love the idea of people participating in a brand that they love and a brand that they appreciate that they would not normally have access to and so we're extremely excited about this process and what comes from it.

Lauren: 39:19 Great thank you so much Brian. Just to stay on schedule, we have time for one question here. One question is: can you discuss the age breakdown of your customers? Do they skew younger, a certain gender or at a certain geographic region?

Brian: Yeah, sure. Geographically, it kind of follows the major metropolitan areas and consumption patterns and population density. 39:43 But it's a great question so one of the reasons that we think we are in the right place at the right time in this market is that our audience is primarily in millennial and Gen X. I think boomers... if you look in the last 15 years have really dominated the wine space in terms of consumption and also influence. You know you had tasting rooms and you know other routes to the customer. Primarily things were judged on distribution and ratings from the select few critics. 40:20 I think for us we're engaging with a much younger audience, which will soon eclipse boomers in terms of consumption and it's really where the market is headed in terms of demographic. But also where the market is headed in terms of their expectations for brands and companies that they want to engage in. 40:39 So we see our demographic as a huge advantage and I think that we're very unique in our ability versus you know anyone else in the market to engage of these people now and long-term. We do skew about you know slightly towards women. 40:58 We've got pretty good household income and so you know we have an incredible customer base and it's really the customer of today and of the future. So we're in a great position on that.

Lauren: 41:15 Great. Thanks so much Brian. Now it's time for our next presenter, John Vlay, CEO of Graze. The creator of an autonomous electric commercial lawn mower.

Brian: Thank you.

Lauren: 41:53 Perfect. We can see your screen and we can see you.I’ll let you take it away John.

Winc

SeedInvest.com/winc
invest@winc.com
Winc.com

Drink it. **Love it.** **Own it.**

Deal Terms

Series D

$110mm pre-money valuation

$1.41/share

$1,000 minimum investment

Preferred Equity

Key Metrics

$169M Lifetime Revenue

$17M Wholesale Revenue

92% CAGR since inception

500k+ Customers

Company Overview

Winc is a modern winery that leverages digital marketing and e-commerce expertise to develop and market a portfolio of high growth brands through an omni-channel market strategy. The Company uses customer data insights gathered from proprietary technology to improve existing brands, build consumer affinity for new products and create a portfolio of wines that resonate with the modern consumer.

As a full-stack winery, Winc is able to leverage millions of customer ratings to rapidly improve its product offering at a speed previously not possible within the industry. In addition to direct access to consumers across the country, Winc has developed a robust wholesale network to service national retailers, restaurants, and chains. This multi-channel approach has allowed the company to achieve 333% growth since 2015.

Winc's underlying value is a scalable portfolio of brands which it has developed through millions of customer ratings, leading digital marketing expertise, and its cutting-edge e-commerce platform. Winc is sold online at Winc.com and can be found at over 3,100 retailers and restaurants like Whole Foods, Vons, Ace Hotels, Tao Group, and more.

SUMMER
WATER

Market Opportunity

The US wine industry is $70Bn in size, with $3Bn of that alone happening online in 2018. Winc's digital-first approach directly targets Millennials and Gen-X (over 80% of its member base), a demographic that traditional wineries have trouble reaching. Silicon Valley Bank's "State of the Wine Industry Report 2019" cites that Gen-X will eclipse Boomers to become "the largest fine wine consuming generation" by the year 2021, while Millennials will eclipse Gen-X in 2026. As a digitally native vertical brand, Winc is positioned to leverage the market's growing ecommerce presence.

Winc 2

Omni-Channel Approach

DtC Customer Metrics are Steadily Improving
Avg. Order Value ("AOV")
27% Growth
Customer Lifetime Revenue (LTR)
$18 CAC
2018
69% Gross Margin
2018

Direct-to-Consumer

Winc's personalized e-commerce membership allows it to test and incorporate customer feedback into its wines in order to inform its broader market strategy. It owns over 3.3M ratings from more than 500k customers. Since launching, it has continuously optimized its DtC economics:

- Average order-value increased by 27% between 2015 and 2018
- Average cost to acquire a customer of $48.10 in 2018
- Gross margin of 69% in 2018

Wholesale

After being validated through online membership (ratings, velocity, customer feedback), select brands that have proof-of-concept are scaled in the broader retail market. It launched wholesale in 2015 and has seen many successes:

- Since launch, this channel has grown at a 69% CAGR with a total revenue of $17M
- Winc's wines are now available in over 3,100+ locations
- In 2018, $6.2M in revenue and growth of 23% from the year prior

Wholesale Provides Significant Reach
for Our Flagship Brands
Flagship Brands In Wholesale
SUMMER WATER
PACIFICANA
CHOP SHOP
Found at Premium Retailers Across the Country
TAO
VONS
BOWL
$6.2M
2018 Revenue
23%
2018 Wholesale Revenue Growth
3,100
Active Retail Accounts
1,800
Active Restaurant Accounts

Our Portfolio of Flagship Brands is Growing Quickly
SUMMER WATER
$4.1M
$2M
CHOP SHOP
$2M
PACIFICANA
$2.1M

Winc 3

Opportunity

Alcohol Brands Achieve High Revenue Multiples

	Target Brand	Acquirer	Sale Price	Revenue Multiple
Premium Wine	Meiomi	Constellation	$315M	4.8x
	The Prisoner	Constellation	$285M	6.0x
Craft Beer	Lagunitas	Heineken	$1B	5.0x
	Ballast Point	Constellation	$1B	8.7x
Spirits	Patron Tequila	Bacardi	$5.1B	7.5x
	Casamigos Tequila	Diageo	$1B	20x

This slide reflects management's current views with respect to future events based on information currently available and is subject to risks and uncertainties. This slide is meant for illustrative purposes and does not represent guarantees of future results, levels of activity, performance, or achievements.

Fundraising History

Series Seed	Amplify LA	$3.6M	@ $3M
Series A	Bessemer Venture Partners	$8.5M	@ $32M
Series B	Bessemer Venture Partners	$17M	@ $45M
Series B-1	Shining Capital	$9M	@ $62.5M
Series C	Cool Japan Fun	$10M	@ $85M

$120000000
$100000000
$80000000
$60000000
$40000000
$20000000
$0
Seed (Preferred)
Series A (Preferred)
Other Series B-1 (Preferred)
Other Series B-2 (Preferred)
Series C (Preferred)
Current Series D (Preferred)

Winc 4

Winc

SeedInvest.com/winc
invest@winc.com
Winc.com

Drink it. **Love it.** **Own it.**

Deal Terms

Series D

$110mm pre-money valuation

$ 1.4136/share

$1,000 minimum investment

Preferred Equity

Key Metrics

$169M Lifetime Revenue

$17M Wholesale Revenue

92% CAGR since inception

500k+ Customers

9/3/2019 Circle Internet Financial Inc. Mail - New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

CIRCLE

Lauren Fong <lauren@seedinvest.com>

New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

Lauren Fong <lauren@seedinvest.com> Tue, Sep 3, 2019 at 6:54 PM
To: Lauren Fong <lauren@seedinvest.com>

---------- Forwarded message ---------
From: **SeedInvest** <newsletter@seedinvest.com>
Date: Tue, Sep 3, 2019 at 6:53 PM
Subject: New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More
To: <lauren@seedinvest.com>

seedinvest

Reg A+ Rundown

New Reg A+ Deals — NowRx & Graze

GRAZE

Graze | Fully autonomous, electric commercial lawn mower

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-a%3Ar-8207689308748625915&dsqt=1&simpl=msg-a%3Ar-8207689308… 1/6

9/3/2019 Circle Internet Financial Inc. Mail - New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

Graze is building one of the world's first electric, fully-autonomous lawn mowers for the commercial landscaping industry. As lawn mowing is a core component of landscaping (an industry worth $93B), Graze hopes to eliminate fuel costs, eliminate operator injuries, and reduce labor requirements for landscaping companies.

- LOIs executed by LandCare & Mainscape for 400 mowers (two Top 15 US commercial landscaping companies)
- Lead Investor is Wavemaker Partners, a global Venture Capital fund with $300mm AUM

Round: Series A // Valuation: $25mm Pre-Money

LEARN MORE

NowRx I Technology-driven, on-demand pharmacy

NowRx is an on-demand pharmacy, founded with the goal of developing software, artificial intelligence, robotics, and logistics to create the most convenient retail pharmacy service available, focused on free same-day delivery for prescription and OTC medications, thereby eliminating the need to visit a pharmacy.

- Successfully raised its $7mm Series A in 2018 on SeedInvest
- Revenues for 2018 were $4.7mm, an increase of 89% as compared to 2017

Round: Series B // Valuation: $65mm Pre-Money

LEARN MORE

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-a%3Ar-8207689308748625915&dsqt=1&simpl=msg-a%3Ar-8207689308… 2/6

9/3/2019 Circle Internet Financial Inc. Mail - New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

Other Reg A+ Deals Accepting Reservations

AU-
DELÀ

Monogram Orthopaedics | High-precision surgical implants

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

- Raised $2mm from investors including Pro-Dex, Icahn School of Medicine at Mount Sinai, and Accelerate NY
- Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard

Round: Series A // Valuation: $21.25mm Pre-Money // Current Reservations: $2.7mm

LEARN MORE

Winc | Consumer-driven wine producer & retailer

Winc offers an online direct-to-consumer (DTC) membership experience, in addition to proprietary wines that are featured at select retailers nationwide. Winc owns and

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-a%3Ar-8207689308748625915&dsqt=1&simpl=msg-a%3Ar-8207689308… 3/6

9/3/2019 Circle Internet Financial Inc. Mail - New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

leverages first-party data from its DTC channel to inform its decisions in the vineyards. The company has received over 3.3mm ratings from over 500k customers.

- Raised over $44.8mm from prominent investors like CrossCut Ventures, Bessemer Venture Partners, Shining Capital and Cool Japan Fund
- $169mm in revenue, 13mm bottles sold, and 92% CAGR from inception in 2011 to July 2018

Round: Series D // Valuation: $110mm Pre-Money // Current Reservations: $1.7mm

LEARN MORE

Upcoming Webinar

Thursday, September 12th, 4pm ET | Reg A+ Webinar

Join us for a Reg A+ Webinar on Thursday, September 12th at 4pm ET featuring our four Reg A+ companies. This is a great opportunity to not only learn more about our Reg A+ companies, but also ask questions in real-time directly to management.

The agenda is as follows:

- **4:00 — Monogram Orthopaedics** | Ben Sexson, CEO
- **4:20 — Winc** | Brian Smith, President & COO
- **4:40 — Graze** | John Vlay, CEO

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-a%3Ar-8207689308748625915&dsqt=1&simpl=msg-a%3Ar-8207689308... 4/6

9/3/2019 Circle Internet Financial Inc. Mail - New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

- **5:00 — NowRx** | Cary Breese, CEO

REGISTER

More about Reg A+

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $50mm from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear benefits*:

- Stock owners spend an average of 54% more than non-stock owners
- Investors visit the company website 68% more frequently
- Customers who own shares refer 2x as many people, increasing virality

In 2017, SeedInvest closed the largest round ever on an equity crowdfunding platform, when Knightscope raised $20mm via Regulation A+.

Questions? Email us. We're happy to help.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-a%3Ar-8207689308748625915&dsqt=1&simpl=msg-a%3Ar-8207689308… 5/6

9/3/2019 Circle Internet Financial Inc. Mail - New Reg A+ Rundown: New Deals, Current Deals, Webinar, & More

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

---

*Data referenced is current as of 2016.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

--

Lauren Fong

Associate

SeedInvest, LLC
123 William Street, 26th Floor

New York, NY 10038

lauren@seedinvest.com | www.seedinvest.com

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 123 William Street, 26th Floor, New York, NY 10038. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-a%3Ar-8207689308748625915&dsqt=1&simpl=msg-a%3Ar-8207689308... 6/6

9/12/2019 Circle Internet Financial Inc. Mail - Reg A+ Webinar Follow Up

CIRCLE

Lauren Fong <lauren@seedinvest.com>

Reg A+ Webinar Follow Up

SeedInvest <graze@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: lauren@seedinvest.com

Thu, Sep 12, 2019 at 5:45 PM

seedinvest

Follow Up | Reg A+ Webinar

Hi Lauren,

Thanks for your interest in SeedInvest's Reg A+ webinar. If you were not able to make it or still have questions for the companies that presented, **feel free to ask questions to the companies on their discussion boards via the links below.** For your convenience, here is the list of companies in the order they presented:

- 4:00 **Monogram Orthopaedics** | High-precision surgical implants
- 4:20 **Winc** | Consumer-driven wine producer & retailer
- 4:40 **Graze** | Electric, fully autonomous commercial lawn mower
- 5:00 **NowRx** | Technology-driven, on-demand pharmacy

Other upcoming webinars:

- **Loop Investor Webinar** | Tuesday, September 17th at 4pm ET
- **A Show For A Change Investor Webinar** | Tuesday, September 24th at 4pm ET

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644507659263814743&dsqt=1&simpl=msg-f%3A1644507659263... 1/2

9/12/2019 Circle Internet Financial Inc. Mail - Reg A+ Webinar Follow Up

Questions? Email Us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving campaign reminders, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644507659263814743&dsqt=1&simpl=msg-f%3A1644507659263… 2/2

9/3/2019 Registration

Reg A+ Webinar

Thu, Sep 12, 2019 4:00 PM - 5:00 PM EDT

Show in My Time Zone

Tune in for a webinar featuring four Reg A+ companies on SeedInvest.

Monogram Orthopaedics | High-precision surgical implants
Winc | Consumer-driven wine producer & retailer
Graze | Electric, fully autonomous commercial lawn mower
NowRx | Technology-driven, on-demand pharmacy

*Required field

First Name*

Last Name*

Email Address*

https://register.gotowebinar.com/register/4955929216716889868 1/2

9/3/2019 Registration

By clicking this button, you submit your information to the webinar organizer, who will use it to communicate with you regarding this event and their other services.

Register

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View the GoToWebinar Privacy Policy (//www.logmeininc.com/legal)

To review the webinar organizer's privacy policy or opt out of their other communications, contact the webinar organizer directly.

Safeguarding your email address and webinar registration information is taken seriously at GoToWebinar. GoToWebinar will not sell or rent this information.

https://register.gotowebinar.com/register/4955929216716889868 2/2

9/18/2019 Circle Internet Financial Inc. Mail - Reg A+ Webinar Follow Up

CIRCLE

Nicholas Pinto <nicholaspinto@seedinvest.com>

Reg A+ Webinar Follow Up

SeedInvest <graze@seedinvest.com> Wed, Sep 18, 2019 at 1:09 PM
Reply-To: contactus@seedinvest.com
To: nicholaspinto@seedinvest.com

seedinvest

Follow Up | Reg A+ Webinar

Hi Nicholas,

Thanks for your interest in SeedInvest's Reg A+ webinar. If you were not able to make it or still have questions for the companies that presented, **feel free to ask questions to the companies on their discussion boards via the links below.** For your convenience, here is the list of companies in the order they presented:

- 4:00 **Monogram Orthopaedics** | High-precision surgical implants
- 4:20 **Winc** | Consumer-driven wine producer & retailer
- 4:40 **Graze** | Electric, fully autonomous commercial lawn mower
- 5:00 **NowRx** | Technology-driven, on-demand pharmacy

Other upcoming webinars:

- **Loop Investor Webinar** | Tuesday, September 17th at 4pm ET
- **A Show For A Change Investor Webinar** | Tuesday, September 24th at 4pm ET

https://mail.google.com/mail/u/0?ik=3d7b6ea562&view=pt&search=all&permmsgid=msg-f%3A1645033863206736128&simpl=msg-f%3A1645033863206736128 1/2

9/18/2019 Circle Internet Financial Inc. Mail - Reg A+ Webinar Follow Up

Questions? Email Us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving campaign reminders, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 123 William Street, 26th Floor, New York, NY 10038. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=3d7b6ea562&view=pt&search=all&permmsgid=msg-f%3A1645033863206736128&simpl=msg-f%3A1645033863206736128 2/2

9/3/2019 Circle Internet Financial Inc. Mail - Invitation | Reg A+ Webinar

CIRCLE

Lauren Fong <lauren@seedinvest.com>

Invitation | Reg A+ Webinar

SeedInvest <events@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: lauren@seedinvest.com

Tue, Sep 3, 2019 at 10:04 AM

seedinvest Invitation | Reg A+ Webinar

monogram
GRAZE

Reg A+ Webinar | Thursday, September 12th at 4pm ET

Join us for a Reg A+ Webinar on Thursday, September 12th at 4pm ET featuring four companies. **This is a great opportunity to not only learn more about our Reg A+ companies, but also ask questions in real-time directly to management.**

We're excited to announce the four companies presenting:

- 4:00 **Monogram Orthopaedics** | High-precision surgical implants
- 4:20 **Winc** | Consumer-driven wine producer & retailer
- 4:40 **Graze** | Electric, fully autonomous commercial lawn mower
- 5:00 **NowRx** | Technology-driven, on-demand pharmacy

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1643663290039905199&simpl=msg-f%3A1643663290039905199 1/3

9/3/2019 Circle Internet Financial Inc. Mail - Invitation | Reg A+ Webinar

REGISTER

Questions? Email Us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1643663290039905199&simpl=msg-f%3A1643663290039905199 2/3

9/3/2019 Circle Internet Financial Inc. Mail - Invitation | Reg A+ Webinar

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1643663290039905199&simpl=msg-f%3A1643663290039905199 3/3

9/18/2019 Circle Internet Financial Inc. Mail - New Upate | Winc Surpasses $2mm in Reservations

CIRCLE

Nicholas Pinto <nicholaspinto@seedinvest.com>

New Upate | Winc Surpasses $2mm in Reservations

SeedInvest <winc@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: nicholaspinto@seedinvest.com

Wed, Sep 18, 2019 at 1:09 PM

seedinvest

Winc | Company Update

Winc Surpasses $2mm in Reservations

Winc recently surpassed $2mm in reservations from over 750 investors around the world. The company is accepting reservations as it awaits qualification by the SEC. By confirming a reservation in Winc, you will have the opportunity to purchase shares after the company is qualified and ahead of its public launch.

https://mail.google.com/mail/u/0?ik=3d7b6ea562&view=pt&search=all&permmsgid=msg-f%3A1645033921593034073&simpl=msg-f%3A1645033921593034073 1/2

9/18/2019 Circle Internet Financial Inc. Mail - New Upate | Winc Surpasses $2mm in Reservations

RESERVE SHARES IN WINC

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving campaign reminders, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 123 William Street, 26th Floor, New York, NY 10038. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=3d7b6ea562&view=pt&search=all&permmsgid=msg-f%3A1645033921593034073&simpl=msg-f%3A1645033921593034073 2/2

9/5/2019 Circle Internet Financial Inc. Mail - New Reg A+ Robotics Deal and Crypto Deal Closing

CIRCLE

Lauren Fong <lauren@seedinvest.com>

New Reg A+ Robotics Deal and Crypto Deal Closing

SeedInvest <newsletter@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: lauren@seedinvest.com

Thu, Sep 5, 2019 at 6:01 PM

seedinvest

Weekly Deal Newsletter

Now Accepting Investments

At the Boardwalk

Loop I Private social network and home display for families

Loop is a new global platform for families to communicate and stay connected through a seamlessly integrated hardware and software solution. It combines the convenience of a private sharing app with the convenience of a home display.

Deal highlights include:

- Generated over $1mm in lifetime revenue (unaudited)

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1643875267827788131&simpl=msg-f%3A1643875267827788131 1/5

9/5/2019 Circle Internet Financial Inc. Mail - New Reg A+ Robotics Deal and Crypto Deal Closing

- Notable investors Resolute Ventures (previously backed Bark & Co, Greenhouse, Clutter, uJet, and Signifyd) and Jason Calacanis (investor in multiple unicorns including Uber and Thumbtack)

LEARN MORE

Now Accepting Reservations

GRAZE

Graze | Fully autonomous, electric commercial lawn mower

Graze is building one of the world's first electric, fully-autonomous lawn mowers for the commercial landscaping industry, with the aim to eliminate fuel costs, eliminate operator injuries, and reduce labor requirements for landscaping companies.

Deal highlights include:

- Lead investor is Wavemaker Partners, a global Venture Capital fund with $300mm in AUM (assets under management)
- LOIs executed by LandCare & Mainscape for 400 mowers (two Top 15 US commercial landscaping companies)

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1643875267827788131&simpl=msg-f%3A1643875267827788131 2/5

9/5/2019 Circle Internet Financial Inc. Mail - New Reg A+ Robotics Deal and Crypto Deal Closing

LEARN MORE

Closing Soon

Coinseed | Platform to invest spare change into crypto

Coinseed is a mobile platform that allows people to easily invest their spare change in diversified portfolios of cryptocurrencies and earn "cash-back" rewards in crypto on purchases.

Deal highlights include:

- Total trade volume surpassed $25mm in the first half of 2019 (unaudited)
- Generated $279K+ of revenue in 2018 (unaudited)

LEARN MORE

---

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1643875267827788131&simpl=msg-f%3A1643875267827788131 3/5

9/5/2019 Circle Internet Financial Inc. Mail - New Reg A+ Robotics Deal and Crypto Deal Closing

Upcoming Events

Reg A+ Investor Webinar | Thursday, September 12th, 4:00pm ET | Register

Loop Investor Webinar | Tuesday, September 17th, 4:00pm ET | Register

---

Featured Investor Perks

A Show For A Change is offering early bird perks to those that invest by 11:59pm ET on Friday, September 13th. **Learn more here**.

Winc is offering investor perks that include complimentary wine, Winc Credits, and early access to wine tasting and events, and more. Investors that reserve shares will receive bonus perks. **Learn more here.**

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here**.

Browse all deals. Learn more about all of our investment opportunities.

Questions? **Email us.** We're happy to help.

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9/5/2019 Circle Internet Financial Inc. Mail - New Reg A+ Robotics Deal and Crypto Deal Closing

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment

Loop, A Show For A Change, and Coinseed are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Loop: https://www.seedinvest.com/loop, A Show For A Change: https://www.seedinvest.com/a.show.for.a.change, Coinseed: https://www.seedinvest.com/coinseed

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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9/12/2019 Circle Internet Financial Inc. Mail - FinTech Deal Closing & Upcoming Events

CIRCLE

Lauren Fong <lauren@seedinvest.com>

FinTech Deal Closing & Upcoming Events

SeedInvest <newsletter@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: lauren@seedinvest.com

Thu, Sep 12, 2019 at 9:53 AM

seedinvest

Weekly Deal Newsletter

Closing Soon

Coinseed | Platform to invest spare change into crypto

Coinseed is a mobile app that allows people to automatically invest their spare change into a diversified portfolio of cryptocurrencies. As users make purchases on cards linked to the app, the spare change (rounded up to the next dollar) automatically invests into a portfolio of cryptocurrencies.

Deal highlights include:

- Total trade volume surpassed $25 million in the first half of 2019 (unaudited)

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644477951657866902&simpl=msg-f%3A1644477951657866902 1/4

9/12/2019 Circle Internet Financial Inc. Mail - FinTech Deal Closing & Upcoming Events

- Total user deposits of $2.7 million in May 2019 (unaudited)

Coinseed is 40% funded and is closing soon.

INVEST IN COINSEED

Other Deals Closing Soon

DirecTech | SaaS platform helping businesses better leverage their gig workers

Launch Code After School | Computer science education for children K-12

Sila Sveta | Interactive VR & 3D media production company

Upcoming Events

Reg A+ Investor Webinar | Thursday, September 12th, 4:00pm ET | Register

Loop Investor Webinar | Tuesday, September 17th, 4:00pm ET | Register

A Show For A Change Investor Webinar | Tuesday, September 24th, 4:00pm ET | Register

FinTech Investor Webinar | Thursday, September 26th, 4:00pm ET | Register

A Show For A Change Los Angeles Happy Hour | Thursday, October 3rd at 6:30pm PST | Register

---

Featured Investor Perks

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644477951657866902&simpl=msg-f%3A1644477951657866902 2/4

9/12/2019 Circle Internet Financial Inc. Mail - FinTech Deal Closing & Upcoming Events

A Show For A Change is offering early bird perks to those that invest by 11:59pm ET on Friday, September 13th. **Learn more here**.

Winc is offering investor perks that include complimentary wine, Winc Credits, and early access to wine tasting and events, and more. Investors that reserve shares will receive bonus perks. **Learn more here.**

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here**.

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644477951657866902&simpl=msg-f%3A1644477951657866902 3/4

9/12/2019 Circle Internet Financial Inc. Mail - FinTech Deal Closing & Upcoming Events

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Coinseed, DirecTech Labs, Launch Code After School, Sila Sveta, A Show For A Change, and Loop are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Coinseed: https://www.seedinvest.com/coinseed, DirecTech Labs: https://www.seedinvest.com/directech, Launch Code After School: https://www.seedinvest.com/launchafterschool, Sila Sveta: https://www.seedinvest.com/sila.sveta, A Show For A Change: https://www.seedinvest.com/a.show.for.a.change, Loop: https://www.seedinvest.com/loop

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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9/10/2019 Circle Internet Financial Inc. Mail - Upcoming Investor Webinars

CIRCLE

Lauren Fong <lauren@seedinvest.com>

Upcoming Investor Webinars

SeedInvest <events@seedinvest.com> Tue, Sep 10, 2019 at 12:51 PM
Reply-To: contactus@seedinvest.com
To: lauren@seedinvest.com

seedinvest Upcoming Webinars

Hi Lauren,

We're excited to invite you to three upcoming investor webinars. Tune in for the opportunity to hear from companies and ask questions directly to management. Register via the links below.

Dante Labs & MyRx365 Closing Webinar | Tomorrow, September 11th at 4:00pm ET

- **Dante Labs** | Global genome and data analysis company that specializes in whole genome sequencing
- **MyRx365** | Digital pharmacy using AI to increase medication adherence leading to better health outcomes

Both Dante Labs and MyRx365 are successfully funded and closing this Friday, September 13th. Please be aware both are limited to accredited investors only.

Reg A+ Webinar | Thursday, September 12th at 4:00pm ET

- **Monogram Orthopaedics** | High-precision surgical implants
- **Winc** | Consumer-driven wine producer & retailer
- **Graze** | Electric, fully autonomous commercial lawn mower
- **NowRx** | Technology-driven, on-demand pharmacy

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644307952019058769&simpl=msg-f%3A1644307952019058769 1/3

9/10/2019 Circle Internet Financial Inc. Mail - Upcoming Investor Webinars

Loop Investor Webinar | Tuesday, September 17th at 4:00pm ET

- **Loop** I Private Social Network & Home Display for Families

Regards,

The SeedInvest Team

Questions? **Email us.** We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Dante Labs, and MyRx365 are offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Dante Labs: https://www.seedinvest.com/dantelabs, MyRx365: https://www.seedinvest.com/myrx365

Loop is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Loop: https://www.seedinvest.com/loop

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644307952019058769&simpl=msg-f%3A1644307952019058769 2/3

9/10/2019 Circle Internet Financial Inc. Mail - Upcoming Investor Webinars

long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644307952019058769&simpl=msg-f%3A1644307952019058769 3/3

9/10/2019 Circle Internet Financial Inc. Mail - Winc | Meet CEO & Co-Founder Geoff McFarlane

CIRCLE

Lauren Fong <lauren@seedinvest.com>

Winc | Meet CEO & Co-Founder Geoff McFarlane

SeedInvest <winc@seedinvest.com> Tue, Sep 10, 2019 at 2:18 PM
Reply-To: winc@seedinvest.com
To: lauren@seedinvest.com

seedinvest

Winc | Founder Profile

WINE ENTHUSIAST
40
40

Winc | Meet Geoff McFarlane, CEO & Co-Founder of Winc

Winc CEO and co-founder, Geoff McFarlane, was recently selected as part of **Wine Enthusiast's prestigious annual "40 Under 40" list,** which honors the next generation of innovators leading the world of wine, spirits, cider and beer forward. Wine Enthusiast reaches over 2.5mm readers across the newsletter, magazine, online website, and social media.

As an entrepreneur with over 15 years of experience in hospitality, including building and financing high-end bars and restaurants, Geoff believes that the authentic connection between the customer, brand, and product is the key to success in a

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644313472642436578&simpl=msg-f%3A1644313472642436578 1/3

9/10/2019 Circle Internet Financial Inc. Mail - Winc | Meet CEO & Co-Founder Geoff McFarlane

consumer-driven world. He co-founded Winc after seeing how disconnected consumers were from the winemaking and wine selling process. Under his leadership, Winc has established a data driven and customer-oriented approach that is unique within the wine industry. He's also has successfully **grown the company to 80 employees, $169mm in revenue, and a compound annual growth rate (CAGR) of 92% since the company's launch in 2011 to July 2018.**

Prior to Winc, Geoff ran a multi-brand restaurant and hospitality group that he led for eight years, including the Jet Hotel, a boutique property in downtown Denver. Geoff studied finance at The University of Denver's Daniels School of Business.

Winc is accepting reservations as it awaits qualification by the SEC. By confirming a reservation, you will have the opportunity to purchase shares after the company is qualified and ahead of its public launch. **The company recently surpassed $1.86mm in reservations from over 688 investors around the world.**

LEARN MORE

Questions for the team? Ask a question to the company discussion board where management will directly respond.

Winc is giving out bonus investor perks to individuals that reserve shares and then purchase their reserved shares. Learn more here.

Questions? Email us. We're happy to help.

https://mail.google.com/mail/u/0?ik=8f0081c1ed&view=pt&search=all&permmsgid=msg-f%3A1644313472642436578&simpl=msg-f%3A1644313472642436578 2/3

9/10/2019 Circle Internet Financial Inc. Mail - Winc | Meet CEO & Co-Founder Geoff McFarlane

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Photo by Ashton Worthington

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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9/18/2019 Circle Internet Financial Inc. Mail - Reminder | Complete Your Reservation

CIRCLE

Nicholas Pinto <nicholaspinto@seedinvest.com>

Reminder | Complete Your Reservation

SeedInvest <winc@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: nicholaspinto@seedinvest.com

Wed, Sep 18, 2019 at 1:22 PM

seedinvest

Winc Reminder

Hi Nicholas,

We noticed that you started the reservation process for Winc, but have yet to complete the process. **Please note, Winc is giving out bonus investor perks to individuals that reserve shares and then purchase their reserved shares.**

If you would like to complete a reservation you may do so via the link below. By completing a reservation, you will be able to confirm your investment ahead of the public launch.

COMPLETE RESERVATION

Questions for SeedInvest? **Email us.** We're happy to help.

https://mail.google.com/mail/u/0?ik=3d7b6ea562&view=pt&search=all&permmsgid=msg-f%3A1645034708235906808&simpl=msg-f%3A1645034708235906808 1/2

9/18/2019 Circle Internet Financial Inc. Mail - Reminder | Complete Your Reservation

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving campaign reminders, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 123 William Street, 26th Floor, New York, NY 10038. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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From: Winc <invest@wincshares.com>
Sent: Thursday, September 19, 2019 3:25 PM
To: hannah.laverty@winc.com
Subject: [Test] Investing in Winc Comes with Tasty Perks!

Winc

OFFERING CIRCULAR OPPORTUNITY

DIME
Winc
SUMMER WATER

Bringing Discovery and Exploration to the Wine Category

Winc membership makes it possible to discover and explore different wines with ease, delivering tailored wine recommendations while providing context and education around each glass. Our membership base and scalable infrastructure have helped us make over 650 wines from 78 different grape varieties and 97 regions across 12 different countries. Our portfolio is incredibly diverse and includes innovative projects like canned rose, orange wine, and obscure single-vineyard projects.

As an investor, you'll have access to all of the juice and more. Learn more about our investor perks.

1

From: Winc <invest@wincshares.com>
Sent: Thursday, September 19, 2019 3:25 PM
To: hannah.laverty@winc.com
Subject: [Test] Investor Brief Download | Want to Own a Piece of a Winery?

Winc

OFFERING CIRCULAR   OPPORTUNITY

SUMMER WATER
FOLLY OF THE BEAST
PINOT NOIR
2016
OUTER SOUNDS

The Juice is Worth the Squeeze

The best bottles of wine are shared. Now we believe the best wineries should be too. Furthering the company's mission to democratize the wine category, Winc has announced its first online public offering, a Regulation A+ campaign on the SeedInvest platform.

Opportunities to invest in early-stage, high-potential startups have only recently become available to the general public.

This is your chance to own a piece of a winery alongside reputable venture capital partners like Bessemer Venture Partners and CrossCut Ventures.

1

From: Winc <invest@wincshares.com>
Sent: Thursday, September 19, 2019 3:25 PM
To: hannah.laverty@winc.com
Subject: [Test] Why Winc Was Named one of the 50 Most Innovative Companies?

Winc

OFFERING CIRCULAR OPPORTUNITY

The Creation of Data Driven, Consumer Lead Brands

Winc is flipping the typical wine business model on its head. Data is almost non-existent in the traditional wine industry, but we leverage our direct connection to the consumer and access to member insights (including 3 million+ ratings from 500k customers) to inform our decisions in the vineyard. The result is a portfolio of wines crafted for the next generation of wine drinkers.

Learn more and read why Fast Company named Winc one of the 50 Most Innovative Companies of 2019.

1

From: Winc <invest@wincshares.com>
Sent: Thursday, September 19, 2019 3:25 PM
To: hannah.laverty@winc.com
Subject: [Test] Winc: One of the Fastest Growing Private Companies

Winc

OFFERING CIRCULAR OPPORTUNITY

CHOP SHOP
OUTER SOUNDS
SUMMER WATER
FOLLY OF THE BEAST
PINOT NOIR
2016
CHARDONNAY
PACIFICANA
RUZA

Winc's Growth Story

Winc has grown at a CAGR of 92% since its launch in 2011, earning a place on Inc 5000's list of fastest growing private companies of 2018.

Since transitioning to fully proprietary products in 2015, (rather than distributing other producer's labels) Winc revenue has increased by an impressive 333%. └

Adding to this momentum, Winc continues to explore new brand development, brand acquisitions, and opportunities that would expand beyond wine and into categories like beer and sake.

1

From: Winc <invest@wincshares.com>
Sent: Thursday, September 19, 2019 3:25 PM
To: hannah.laverty@winc.com
Subject: [Test] Winc's Omni-Channel Brand Building Success

Winc

OFFERING CIRCULAR OPPORTUNITY

SUMMER WATER
SUMMER WATER
SUMMER WATER

A Model for Scaling Brands

Unlike many competitors, Winc has successfully tackled two distribution channels. All of Winc's brands are launched initially through Winc membership. Then after being validated online, select brands with proof of concept are scaled in the market nationwide.

Total Flagship Brand Revenue (1000's)
$11,000
$8,250
$5,500
$2,750
$0
$4,270
$7,286
$10,125
2016
2017
2018

1

This encompasses 48 states, and 3,100+ premium restaurants and retailers like Whole Foods, the Hollywood Bowl, Vons, and Cost Plus World Market. Two of these wines include Winc's Summer Water Rosé, which has grown at a revenue CAGR of 1221% between 2015 and 2018, and Folly of the Beast Pinot Noir, which has grown at a 186% revenue CAGR during that same period.

Learn More

Winc

Offering Circular

Opportunity

© 2019 — Winc® All rights reserved

Copyright © 2019 Winc, Inc, All rights reserved.
You are receiving this email because you opted in via our website.

Want to change how you receive these emails?
You can update your preferences or unsubscribe from this list.

2

From: Winc <invest@wincshares.com>
Sent: Thursday, September 19, 2019 3:25 PM
To: hannah.laverty@winc.com
Subject: [Test] Winc's Opportunity to Disrupt a $220BN Wine Market

Winc

OFFERING CIRCULAR OPPORTUNITY

SUMMER
WATER

A Market Ripe for Disruption

In 2018 alone, consumers in the U.S. spent $3 billion on DtC wine shipments, reflecting 12% annual growth. Despite overwhelming evidence that wine sales are moving online, traditional wineries have had trouble reaching the modern wine consumer. Winc's digital-first approach directly targets the fastest-growing part of the market sector made up of Millennial and Gen Z wine drinkers who make up over 80% of our membership base.

1

From: cs=dstld.la@mail21.atl161.mctxapp.net on behalf of cs@dstld.la
Sent: Thursday, September 19, 2019 1:25 PM
To: hannah.laverty@winc.com
Subject: Mailchimp Template Test - "$2M Milestone"

Winc

OFFERING CIRCULAR   OPPORTUNITY

Raising a Glass to $2M in Reservations

We recently surpassed **$2M in reservations from over 750 investors** around the world!

We'd like to thank everyone who has made a reservation and we're looking forward to many more of you joining us in our mission to democratize the wine industry.

Winc is accepting reservations as we await qualification by the SEC. By confirming a reservation in Winc, you will have the opportunity to purchase shares after the company is qualified and ahead of its public launch.

1

From: cs=dstld.la@mail148.atl171.mctxapp.net on behalf of cs@dstld.la
Sent: Thursday, September 19, 2019 1:24 PM
To: hannah.laverty@winc.com
Subject: Mailchimp Template Test - "Milestone Email #1"

Winc

OFFERING CIRCULAR   OPPORTUNITY

Cheers to $1M in Reservations!

We recently surpassed **$1M in reservations from over 400 investors** around the world.

The early appetite during our reservation periods stems from Winc's mission to democratize the wine category with an online direct-to-consumer (DTC) membership experience, in addition to proprietary wines that are featured at select retailers nationwide.

1

From: developer=winc.com@mail21.atl161.mctxapp.net on behalf of developer@winc.com
Sent: Wednesday, September 18, 2019 11:17 PM
To: hannah.laverty@winc.com
Subject: Mailchimp Template Test - "Summer Review"

Winc

OFFERING CIRCULAR   OPPORTUNITY

Our Summer in Review
DIME

Winc is building the modern winery; offering both an online direct-to-consumer (DTC) experience and a selection of proprietary products at premium retailers nationwide. This past summer was an exciting time for the company with plenty of updates, so we crafted a tasting menu of highlights from Winc:

- Winc CEO and co-founder, Geoff McFarlane, was recently selected as part of Wine Enthusiast's prestigious annual “40 Under 40” list, which honors the next generation of innovators in the world of wine, spirits, cider, and beer
- After launching reservations in early August, Winc recently passed $2,000,000 in reservations from over 750 investors around the world
- In July, Winc grew DTC new customer acquisition by 34% Month-over-Month

1

- Building on the success of its Summer Water rosé, Winc launched two new brand extensions in August: Summer Water Bubbly (a spritzy rosé) and Keep it Chill (a red wine crafted to be enjoyed cold)

Winc is accepting reservations for its Reg A+ campaign as it awaits qualification by the SEC. By confirming a reservation in Winc, you will have the opportunity to purchase Series D Preferred Shares after the company is qualified and ahead of its public launch.

Learn More

Winc

Offering Circular

Opportunity

© 2019 — Winc® All rights reserved

*Copyright © *|CURRENT_YEAR|* *|LIST:COMPANY|*, All rights reserved.*
|IFNOT:ARCHIVE_PAGE| *|LIST:DESCRIPTION|*

2

We aren’t the only wine subscription service, or the least expensive. But we do have something no one else has: The Juice.

It’s the ‘it factor’ that sets us apart and keeps people coming back for more.

[DRINK IT]

[DRINK IT]

[DRINK IT]

It’s the reason we’re opening up our company for the first time ever, to let people like you hold a stake in our future. But more on that later.

Let’s go back to where it all began. Friends with a simple dream to make great wines more accessible.

To democratize wine…

Flip the script. And make something for the people, not just the critics.

The plan?

[“perfect for poolside sipping”]

“[love the lighter bodied reds”]

[“fruity but not too sweet”]

Use data to figure out what customers want first, and then we go MAKE IT.

MAKE IT

Winc handles everything from production, to branding, to distribution.

It’s one of the reasons Fast Company named us one of the 50 Most Innovative Companies of 2019.

[One of the 50 Most Innovative Companies of 2019 - Fast Company]

but more importantly it’s what gives our winemakers the freedom to experiment… color outside the lines… and create modern wines for a new generation of drinkers.

It's the reason our customers can't help but LOVE IT.

[LOVE IT]

Forbes said, “the proof is in the bottle,”

[“The Proof is In the Bottle3”]

But there’s proof in the numbers too.

Since Winc’s launch we’ve shipped over 13 million bottles,

[13MM Bottles Shipped]

with $169 million in revenue.

[$169MM in revenue]

Summer Water raked in $10 million in sales

[$10 Million in sales]

and grew by 38% in 2018.

[38% Growth in 2018]

In response to all the love, we launched our wholesale channel, scaling our business significanyly though independent restaurants, retailers, and national chains.

[Hollywood Bowl, Vons, Cost Plus World Market, Fairmont Hotel Group, Whole Foods]

[3100 Accounts in 48 States]

Add millions of member ratings, a seriously loyal customer base, and it’s no surprise our revenue has grown more than 300% in the last four years.

[100%, 200%, 300%]

But all of this success wouldn’t be possible without people like YOU.

Which is why we’ve decided to launch our first public investment opportunity: Winc Shares.

[Winc Shares]

Your chance to get in early alongside other prominent investors and own it.

[LOGOS ON SCREEN: Bessemer Venture Partners, 500 Startups, Amnplify, Guild, Shining Capital, Cross Cut Ventures, Cool Japan Fund, Wavemaker, Tiller Partners]

[OWN IT]

we'll continue to push the boundaries of wine making and build something undeniably awesome.

Cheers to you

[Drink it. Love it. Own it.]

[Winc Shares]

And did we mention the perks? Here’s a hint: It’s wine. You get wine.

[disclaimer]

Winc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from https://www.seedinvest.com/winc

This presentation contains offering materials prepared solely by Winc, Inc. without the assistance of SI Securities, and not subject to FINRA Rule 2210. In addition, this presentation may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:

Winc, Inc

+1 (855) 885-3761

5340, Alla Rd. Suite, 105

Los Angeles, CA 90066

OR AT https://www.sec.gov/Archives/edgar/data/1782627/000114420419036465/tv525510_partiiandiii.htm